Exhibit 99.1

Synergetics USA to Strengthen Independent Board Representation

O’FALLON, Mo.--(BUSINESS WIRE)--November 15, 2011--Synergetics USA, Inc. (NASDAQ: SURG), a medical device company that designs, manufactures, and markets innovative devices for ophthalmic and neurosurgical applications, today announced that it plans to strengthen its independent board member governance at its annual meeting on December 13, 2011.

“We plan to improve our ratio of independent directors compared to inside directors at Synergetics USA effective with our annual meeting in December so that our governance platform will be in line with corporate best practices,” stated Robert Dick, Chairman of the Board of Directors. “As part of our plan, we will reduce the number of inside directors to one, Dave Hable, Synergetics’ President and CEO, and the remainder of our Board Members will be independent.

“We added Graeme Thomas and Patricia Williams as independent board members in August of this year and increased our total Board to nine members. Effective with our annual meeting in December, Kurt W. Gampp, Jr., Synergetics’ Executive Vice President and Chief Operating Officer and Jerry L. Malis, Synergetics’ Executive Vice President and Chief Scientific Officer, will be rolling off the board and we will reduce our total Board membership to seven, six of whom will be independent. We believe our shift to a more independent board will improve our corporate governance platform while allowing key executives to focus on executing our Company’s strategic growth plans. Kurt and Jerry are in full agreement with the Board’s decision not to re-nominate them to another term. The Board appreciates the contributions Kurt and Jerry have made over the course of many years of active participation in Board discussions and important decisions. The Board will continue to benefit from their counsel and we look forward to their continuing leadership of the Company,” concluded Mr. Dick.

About Synergetics USA, Inc.

Through continuous improvement and development of our people, our mission is to design, manufacture and market innovative surgical devices, capital equipment, accessories and disposables of the highest quality in order to assist and enable surgeons who perform surgery around the world to provide a better quality of life for their patients.

Synergetics USA, Inc. (the “Company”) is a leading supplier of precision surgical devices. The Company’s primary focus is on the disciplines of ophthalmology and neurosurgery. Our distribution channels include a combination of direct and independent sales distribution organizations and important strategic alliances with market leaders. The Company’s product lines focus upon precision engineered, disposable and reusable devices, procedural kits and the delivery of various energy modalities for the performance of less invasive surgery including: (i) laser energy, (ii) ultrasonic energy, (iii) radio frequency energy for electrosurgery and lesion generation and (iv) visible light energy for illumination, and where applicable, simultaneous infusion (irrigation) of fluids into the operative field. The Company’s website address is http://www.synergeticsusa.com.

Forward-Looking Statements

Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended July 31, 2011, as updated from time to time in our filings with the Securities and Exchange Commission. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

CONTACT:
Synergetics USA, Inc.
Pamela G. Boone, 636-939-5100
Chief Financial Officer
http://www.synergeticsusa.com